Exhibit 99.1

Editorial Contact:	Investor Contact:
Caroline Yu	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
(408) 957-2324	(408) 957-6773
caroline_yu@adaptec.com	marshall_mohr@adaptec.com

Katey Stewart
Horn Group for Adaptec
(312) 371-9973
kstewart@horngroup.com

ADAPTEC REPORTS STRONG FOURTH QUARTER RESULTS

•                  Q4 Revenue:     $121.3 million

•                  Q4 Earnings per Share: $0.22 GAAP; $0.06 Pro Forma

•                  Q4 Operating Cash Flow: $26.8 million

•                  FY’04 Revenue:  $452.9 million

•                  FY’04 Earnings per Share:  $0.54 GAAP; $0.17 Pro Forma

•                  FY’04 Operating Cash Flow:  $95.4 million

•                  Expands Tier-One OEM Relationship with External Storage Products

MILPITAS, Calif., April 29, 2004 – Adaptec, Inc. (NASDAQ:ADPT), a global leader in storage solutions, today reported its results for the quarter ended March 31, 2004.

Net revenues for the fourth quarter of fiscal 2004 were $121.3 million, compared with $105.6 million for the fourth quarter of fiscal 2003 and $115.1 million for the third quarter of fiscal 2004.

Net income for the fourth quarter of fiscal 2004 on a generally accepted accounting principles (GAAP) basis was $24.9 million, or $0.22 per share, compared with a net loss of $3.7 million, or $0.03 per share, for the fourth quarter of fiscal 2003 and net loss of $3.0 million, or $0.03 per share, for the third quarter of fiscal 2004.

Pro forma net income for the fourth quarter of fiscal 2004 was $6.6 million, or $0.06 per share, compared with $5.4 million, or $0.05 per share, for the fourth quarter of fiscal 2003 and $5.0 million, or $0.05 per share, for the third quarter of fiscal 2004.

A reconciliation between net income/loss on a GAAP basis and pro forma net income is provided in the attached tables.

“To meet the various needs of IT managers, we have repositioned Adaptec to deliver a robust suite of solutions, offering organizations more storage options and opening broader market opportunities for Adaptec,” said Robert N. Stephens, president and chief executive officer. “These market opportunities are starting to pay off as evidenced by our increased OEM business leading to our strong year-end results.”

Net revenues for the fiscal year ended March 31, 2004 were $452.9 million, compared with $408.1 million for the fiscal year ended March 31, 2003.

Net income for the fiscal year ended March 31, 2004, on a GAAP basis, was $62.9 million, or $0.54 per share, compared with a net loss of $15.4 million, or $0.14 per share for the fiscal year ended March 31, 2003.  Pro forma net income for the fiscal year ended March 31, 2004, was $19.0 million, or $0.17 per share, compared with $17.4 million, or $0.16 per share, for the fiscal year ended March 31, 2003.

Financial Highlights

•      Adaptec expanded a tier-one OEM relationship with External Storage Products.  Adaptec will invest more than $5.0 million in additional research and development in fiscal year 2005 to support this expanded relationship.

•                  Operating cash flows for the fourth quarter of fiscal 2004 were $26.8 million, compared with $19.8 million for the fourth quarter of fiscal 2003 and $11.1 million for the third quarter of fiscal 2004.

•                  In February 2004, the Company repurchased $90.6 million of its 3% convertible notes using the remainder of the proceeds from its ¾% convertible notes offering completed in December 2003.  As a result of these activities, the Company lowered its future quarterly interest expense by approximately $1.2 million.

•                  Cash, cash equivalents and investments as of March 31, 2004, were $663.9 million, compared with $744.8 million at December 31, 2003, and $742.3 million at March 31, 2003.

•                  Days sales outstanding (DSO) in accounts receivable as of March 31, 2004, and December 31, 2003, were 41 days, compared with 45 days at March 31, 2003.

•                  Annualized inventory turns were 5.7 in the fourth quarter of fiscal 2004, compared with 6.0 in the third quarter of fiscal 2004 and 9.0 in the fourth quarter of fiscal 2003.

•                  Adaptec completed the acquisitions of Eurologic Systems and ICP vortex on April 2 and June 5, 2003.  Eurologic contributed $17.5 million of revenue in the fourth quarter and $55.2 million of revenue for the fiscal year ended March 31, 2004.  ICP vortex contributed $6.6 million of revenue in the fourth quarter and $19.9 million of revenue for fiscal year ended March 31, 2004.

•                  Adaptec completed the acquisition of Elipsan on February 13, 2004.  Elipsan is expected to begin generating revenue in the third quarter of fiscal 2005.

Business Highlights

•                  Adaptec shipped two external storage systems that provide IT managers cost-effective network storage for e-mail, database, disaster recovery, consolidation, backup and other storage applications.

•                  The Adaptec iSA1500 Storage Array, an iSCSI-to-Serial ATA system leverages standard Ethernet networks, existing network management skill-sets and low-cost Serial ATA storage.

•                  The Adaptec FS4500 combines Fibre Channel scalability and performance with Serial ATA disk drives for reference data storage.

•                  Adaptec introduced the Adaptec ESA1500 File Saver, an application-specific storage array that automatically backs up corporate PC and laptop information unprotected by standard server backups and gives users an easy way to restore lost files. The Adaptec File Saver is an important part of Adaptec’s strategy to provide organizations with external storage solutions for backup, disaster recovery, e-mail, database and consolidation and other storage applications.

•                  Adaptec delivered to major OEMs a Serial Attached SCSI controller ASIC that demonstrates superior performance at a cost comparable to today’s SCSI solutions.

Conference Call

Adaptec’s fiscal 2004 fourth-quarter earnings conference call is scheduled for 1:45 p.m. PST on April 29, 2004.  The dial-in number for the conference call is (706) 679-0658.  Individuals may also participate free via Webcast by visiting www.adaptec.com 15 minutes prior to the call.  A telephone replay will be made accessible through May 6, 2004, at (800) 642-1687 access code 6758482.  A replay will also be available via Adaptec’s Web site.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content.  Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners.  Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide.  Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding our market opportunities, expectations regarding when Elipsan will begin generating revenue and anticipated research and development investment to support our expanded relationship with a tier-one OEM.  These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  These risks include:  difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions; decline in consumer acceptance of products based on the SCSI standard; the markets’ failure to accept our new products, including our Ultra 320 line of products; the adverse effects of the intense competition we face in our business, our ability to successfully integrate acquired companies; costs associated with strategic alliances could adversely affect our operations; and the continued effects of the current economic slowdown in the technology sector.  For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, on file with the Securities and Exchange Commission, and to the reports that we will file with the Securities and Exchange Commission in 2004.  Adaptec assumes no obligation to update this information.

###

Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Pro forma Operating Results (*)
(unaudited)

	Three-Month Period Ended
	March 31, 2004				March 31, 2003
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$121,280	$—		$121,280	$105,594	$—		$105,594
Cost of revenues	71,351	—		71,351	55,331	—		55,331
Gross profit	49,929	—		49,929	50,263	—		50,263
Operating expenses:
Research and development	26,288	(1,049	)(a)	25,239	28,723	(2,185	)(b)	26,538
Selling, marketing and administrative	18,801	(58	)(a)	18,743	20,497	(775	)(b)	19,722
Amortization of acquisition-related intangible assets	2,614	(2,614	)(c)	—	3,742	(3,742	)(c)	—
Write-off of acquired in- process technology	4,000	(4,000)		—	—	—		—
Restructuring and other charges	7,586	(7,586	)(d)	—	8,150	(8,150	)(e)	—
Total operating expenses	59,289	(15,307)		43,982	61,112	(14,852)		46,260
Income (loss) from operations	(9,360)	15,307		5,947	(10,849)	14,852		4,003
Interest and other income	1,938	2,732	(f)	4,670	7,113	—		7,113
Interest expense	(1,414)	—		(1,414)	(3,584)	—		(3,584)
Income (loss) before provision for (benefit from) income taxes	(8,836)	18,039		9,203	(7,320)	14,852		7,532
Provision for (benefit from) income taxes	(33,693)	36,270	(g)	2,577	(3,615)	5,724	(h)	2,109
Net income (loss)	$24,857	$(18,231)		$6,626	$(3,705)	$9,128		$5,423

Net income (loss) per common share:
Basic	$0.23			$0.06	$(0.03)			$0.05
Diluted	$0.22			$0.06	$(0.03)			$0.05

Shares used in computing net income (loss) per share:
Basic	109,400	—		109,400	107,498	—		107,498
Diluted	116,270	(4,703	)(o)	111,567	107,498	1,817	(i)	109,315

Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Pro forma Operating Results (*)
(unaudited)

	Twelve-Month Period Ended
	March 31, 2004				March 31, 2003
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$452,908	$—		$452,908	$408,113	$—		$408,113
Cost of revenues	264,200	(375	)(j)	263,825	203,203	—		203,203
Gross profit	188,708	375		189,083	204,910	—		204,910
Operating expenses:
Research and development	102,775	(4,273	)(a)	98,502	118,429	(10,395	)(b)	108,034
Selling, marketing and administrative	78,384	(273	)(a)	78,111	90,823	(4,042	)(b)	86,781
Amortization of acquisition-related intangible assets	16,681	(16,681	)(c)	—	14,971	(14,971	)(c)	—
Write-off of acquired in- process technology	7,649	(7,649)		—	—	—		—
Restructuring and other charges	10,290	(10,290	)(k)	—	15,817	(15,817	)(l)	—
Total operating expenses	215,779	(39,166)		176,613	240,040	(45,225)		194,815
Income (loss) from operations	(27,071)	39,541		12,470	(35,130)	45,225		10,095
Interest and other income	66,429	(43,114	)(m)	23,315	33,858	(3,297	)(n)	30,561
Interest expense	(9,424)	—		(9,424)	(16,422)	—		(16,422)
Income (loss) before provision for (benefit from) income taxes	29,934	(3,573)		26,361	(17,694)	41,928		24,234
Provision for (benefit from) income taxes	(32,973)	40,354	(g)	7,381	(2,268)	9,053	(h)	6,785
Net income (loss)	$62,907	$(43,927)		$18,980	$(15,426)	$32,875		$17,449

Net income (loss) per common share:
Basic	$0.58			$0.17	$(0.14)			$0.16
Diluted	$0.54			$0.17	$(0.14)			$0.16

Shares used in computing net income (loss) per share:
Basic	108,656	—		108,656	106,772	—		106,772
Diluted	124,001	(13,309	)(o)	110,692	106,772	1,836	(i)	108,608

(a)          Deferred compensation expense associated with the Platys acquisition and cash hire-on payments associated with the Elipsan acquisition.

(b)         Deferred compensation expense associated with the Platys acquisition.

(c)          Amortization of acquisition-related intangible assets related to the acquisitions of DPT, Platys, Eurologic, ICP vortex and Elipsan.

(d)         Impairment of held-for-sale long-lived assets of $5.0 million, restructuring charges of $1.6 million and write-off of a minority investment of $1.0 million.

(e)          Restructuring charges of $7.2 million and write-off of a minority investment of $1.0 million.

(f)            Loss on repurchase of 3% convertible notes.

(g)         Reversal of deferred tax asset valuation allowance of $21.6 million, reversal of certain liabilities for tax contingencies of $6.3 million and incremental income taxes associated with certain pro forma adjustments.

(h)         Incremental income taxes associated with certain pro forma adjustments.

(i)             Dilutive effect of employee stock options.

(j)             Warranty costs related to product support claims assumed in connection with our acquisition of DPT.

(k)          Impairment of held-for-sale long-lived assets of $5.0 million, restructuring charges of $4.3 million and write-off of a minority investment of $1.0 million.

(l)             Restructuring charges of $14.3 million and write-off of minority investments of $1.5 million.

(m)       Gain of $49.3 million related to the settlement with the former president of DPT, loss of $5.7 million on repurchase of 3% convertible notes, loss of $0.8 million on redemption of 4 ¾% convertible notes, and realized gains of $0.3 million on investments.

(n)         Gain on repurchase of 4 ¾% convertible notes.

(o)         Anti-dilutive effect of 3% convertible notes.

(*)         To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use pro forma measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These pro forma measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the pro forma results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these pro forma results are one of the primary indicators management uses for planning and forecasting of future periods. The pro forma information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Adaptec, Inc.
Summary Balance Sheet and Cash Flow Data
(unaudited)

	As of
Balance Sheet Data	March 31, 2004	March 31, 2003
	(in thousands)

Cash, cash equivalents and marketable securities	$663,854	$742,302
Accounts receivable, net	51,562	50,137
Inventories	48,888	23,496
Goodwill and other intangible assets	117,394	101,249
Other assets	169,406	185,795
Total assets	$1,051,104	$1,102,979

Current liabilities	142,361	247,606
Convertible notes and other long-term obligations	263,852	252,596
Stockholders’ equity	644,891	602,777
Total liabilities and stockholders’ equity	$1,051,104	$1,102,979

	Three-Month Period Ended			Year-ended
Cash Flow Data	March 31, 2004	December 31, 2003	March 31, 2003	March 31, 2004
	(in thousands)

Net income (loss)	$24,857	$(3,013)	$(3,705)	$62,907
Adjustments to reconcile net income (loss) to net cash provided by operations:
Non-cash P&L items:
Non-cash restructuring charges	—	39	2,091	105
Impairment of long-lived assets held for sale	4,977	—	—	4,977
Write-off of minority investment	1,000	—	1,000	1,000
Write-off of acquired in-process technology	4,000	—	—	7,649
Stock-based compensation related to Platys	819	907	2,257	4,078
Loss on repurchase of 3% convertible notes	2,732	2,944	—	6,466
Non-cash portion of DPT settlement gain	—	—	—	(18,256)
Depreciation and amortization	12,025	13,894	11,519	52,768
Deferred income taxes	(18,707)	(360)	2,998	(24,602)
Other items	547	(6)	1,802	786
Changes in assets and liabilities	(5,482)	(3,352)	1,846	(2,476)
Net cash provided by operating activities	$26,768	$11,053	$19,808	$95,402

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	(16,841)	—	—	(46,725)
Payments of general holdback in connection with acquisition of Platys	(3,394)	(32)	(80)	(3,589)
Proceeds from issuance of ¾% convertible notes, net of issuance costs	—	218,250	—	218,250
Repurchase of 3% convertible notes	(91,311)	(124,233)	—	(215,544)
Redemption of 4 ¾% convertible notes	—	—	—	(83,010)
Purchase of convertible bond hedge	—	(64,140)	—	(64,140)
Proceeds from issuance of warrants	—	30,390	—	30,390

Adaptec, Inc.
GAAP Condensed Consolidated Statements of Operations and
Reconciliation of GAAP to Pro forma Operating Results (*)
(unaudited)

	Three-Month Period Ended December 31, 2003
	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$115,143	$—		$115,143
Cost of revenues	68,575	(375	)(j)	68,200
Gross profit	46,568	375		46,943
Operating expenses:
Research and development	25,103	(882	)(b)	24,221
Selling, marketing and administrative	19,745	(35	)(b)	19,710
Amortization of acquisition-related intangible assets	4,530	(4,530	)(c)	—
Restructuring charges	878	(878)		—
Total operating expenses	50,256	(6,325)		43,931
Income (loss) from operations	(3,688)	6,700		3,012
Interest and other income	3,369	2,944	(f)	6,313
Interest expense	(2,322)	—		(2,322)
Income (loss) before provision for (benefit from) income taxes	(2,641)	9,644		7,003
Provision for (benefit from) income taxes	372	1,589	(h)	1,961
Net income (loss)	$(3,013)	$8,055		$5,042

Net income (loss) per common share:
Basic	$(0.03)			$0.05
Diluted	$(0.03)			$0.05

Shares used in computing net income (loss) per share:
Basic	108,858	—		108,858
Diluted	108,858	2,197	(i)	111,055

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three- and twelve- month periods ended March 31, 2004 and 2003 for an explanation of the footnotes referred to in the table above.